UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 11, 2015

ENERGY FOCUS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-24230	94-3021850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

32000 Aurora Road, Suite B
Solon, Ohio 44139
(Address of principal executive offices)

(440) 715-1300
(Registrant’s telephone number,
including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 11, 2015, Energy Focus, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Oppenheimer & Co. Inc. (the “Representative”), as representative of the underwriters listed in Schedule I thereto (the “Underwriters”), and the selling stockholders listed on Schedule II thereto (the “Selling Stockholders”). The Underwriting Agreement relates to an underwritten public offering of shares of the Company’s common stock (“Shares”) by the Company and the Selling Stockholders at a public offering price of $17.00 per Share (the “Offering”). Pursuant to the terms of the Underwriting Agreement, the Company agreed to sell 1,500,000 Shares and the Selling Stockholders agreed to sell an additional 1,500,000 Shares to the Underwriters at a purchase price of $15.98 per Share. The Company and the Selling Stockholders also granted the Underwriters a 30-day option to purchase up to an additional 450,000 Shares on a pro-rata basis.

The net proceeds to the Company are estimated to be $23.7 million, after giving effect to underwriting discounts and commissions and estimated expenses of the Offering. The Company will not receive any proceeds from the sale of Shares by the Selling Stockholders.

The Underwriting Agreement includes customary representations, warranties and covenants by the Company and Selling Stockholders. It also includes customary indemnification and contribution provisions. The closing of the Offering is expected to take place on or about September 16, 2015, subject to the satisfaction of customary closing conditions.

The Offering is being made pursuant to: (1) with respect to the Shares offered and sold by the Company, a registration statement on Form S-3 (Registration No. 333-201068), which became effective on February 5, 2015, and an additional registration statement on Form S-3 (Registration No. 333-206870) filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, on September 11, 2015 to register an additional amount of Shares; and (2) with respect to the Shares offered and sold by the Selling Stockholders, a registration statement on Form S-3 (Registration No. 333-198146), which became effective on August 28, 2014.

A copy of the Underwriting Agreement is being filed as Exhibit 1.1 to this Current Report on Form 8-K.

Item 8.01. Other Events.

Baker & Hostetler LLP, counsel to the Company, has issued an opinion to the Company, dated September 11, 2015, regarding the Shares to be issued by the Company in the Offering. A copy of the opinion is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

1.1Underwriting Agreement, dated as of September 11, 2015, among the Company, the Selling Stockholders and the Representative
5.1Legal Opinion of Baker & Hostetler LLP
23.1Consent of Baker & Hostetler LLP (included in Exhibit 5.1 above)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	September 14, 2015

ENERGY FOCUS, INC.

		By:	/s/ Marcia J. Miller
		Name:	Marcia J. Miller
		Title:	Chief Financial Officer